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                                                                    Exhibit 99.1


[ROADWAY CORPORATION LOGO]

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACT:
John M. Hyre
330-258-6080

                         ROADWAY FORMS HOLDING COMPANY,
             TAKES EQUITY PARTNERSHIP IN INTEGRES GLOBAL LOGISTICS
       HOLDING COMPANY TO SEEK STRATEGIC OPPORTUNITIES THAT FIT PORTFOLIO
               JOINT VENTURE TO LEVERAGE EXISTING FREIGHT NETWORK

AKRON, Ohio -- May 30, 2001 -- Roadway Express, Inc. (Nasdaq: ROAD) today announced the formation of Roadway Corporation, which will act as a holding company to identify acquisition, merger, and partnership candidates and other opportunities for inclusion in the Roadway portfolio of strategically linked companies. Roadway Corporation will also provide strategic, financial, legal, and capital market services to the Roadway group of businesses.

Roadway Corporation today announced that it will participate as an equity partner in Integres Global Logistics, Inc. Integres is an integrated airfreight service provider that combines the assets and experience of world-class transportation carriers with the power of Internet technologies to offer shippers a single source solution for multi-modal shipment of heavy freight. Roadway Corporation will be a minority shareholder in the newly formed company.

Roadway Express will serve as Integres' primary North American ground carrier, providing sales support and operational fulfillment. Other Integres partners include: United Airlines and American Airlines, who will provide access to a broad worldwide combination passenger/cargo network; Unisys and G-Log, who will provide access to transportation management systems (TMS), integration, and hosting; and UTi Worldwide, Inc. a global logistics service provider and customs broker, who will provide the primary international services.

"Roadway Corporation is being formed to develop high-level market and operational strategies and to identify future growth opportunities," said Michael W. Wickham, Chairman of the Board and Chief Executive Officer of Roadway Corporation. "We will look for businesses and opportunities related to our core competency of providing transportation and e-business solutions. Structurally, we are committed to a very small and lean holding company with highly autonomous business units."


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www.roadwaycorp.com
Roadway Corporation
1077 Gorge Blvd. - Akron, OH 44310
330.384.1717 main

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In addition to Wickham, the other principal officers of Roadway Corporation include: James D. Staley, President and Chief Operating Officer; J. Dawson Cunningham, Executive Vice President and Chief Financial Officer; John J. Gasparovic, Vice President, General Counsel and Secretary; and, Robert L. Stull, Vice President -- New Venture Commerce. The current Roadway Express Board of Directors will serve in the same capacity for Roadway Corporation. Roadway Corporation will be traded on the Nasdaq stock market, assuming the symbol ROAD previously used by Roadway Express.

Roadway Express will be the principal operating subsidiary of Roadway Corporation. Staley will continue as President and Chief Operating Officer at Roadway Express, and his management team will remain in place. Both companies will be headquartered in Akron, Ohio.

Integres, slated for a third quarter launch, expects to bring extraordinary value to small and medium sized shippers by providing global access, competitive prices and web-based logistical support to easily and conveniently schedule shipments. The new venture will enable its partners and affiliates to offer shippers instant access to critical logistics management resources, such as dynamic pricing, routing and tracking information, online reporting, and payment and claims processing.

"Roadway Express has the industry's best developed two-day and beyond North American ground transportation network," said Wickham. "Our freight network is enabled and enhanced by an unparalleled information system. Roadway's strategy to further develop our participation in next-day and expedited markets is supported with this partnership and investment in Integres."

Wickham added, "Today's economy is increasingly global. Shippers are looking for a full range of expedited services and e-commerce enabled business solutions. Integres offers us the opportunity to broaden our expedited domestic and international service offerings for current customers. It will do so through a product line that provides access to the world's leading cargo carriers and freight movers. Additionally, with Roadway Express serving as Integres' primary North American ground carrier, we will have a new channel to additional market and business development opportunities."

James Hartigan, who previously served as Vice President of Cargo for United Airlines, has been elected Chairman and Chief Executive Officer of Integres.

Note: While most of the information provided herein is historical, some of the comments made are forward-looking statements. The Company's actual performance may differ from that forecast as a result of variable factors such as the state of the national economy, capacity and rate levels in the motor freight industry, fuel prices, and the success of the Company's operating plans. These forward-looking statements reflect management's analysis only as of the date of this release. The Company undertakes no


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obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosure contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the Securities and Exchange Commission.

Included in the Dow Jones Transportation Average, Roadway Corporation (Nasdaq:
ROAD), is a holding company dedicated to identifying acquisition, merger, and partnership candidates and other opportunities for inclusion in the Roadway portfolio of strategically linked transportation companies. Principal among Roadway Corporation's holdings is Roadway Express, a leading transporter of industrial, commercial and retail goods with a variety of innovative services designed to meet customer needs. An ISO 9002 certified carrier, Roadway Express provides seamless service between all 50 states, Canada, Mexico and Puerto Rico including export services to 66 countries. For additional information, contact the Company at www.roadwaycorp.com.

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